UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

    The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina                         0-15083                      57-0824914

(State or other jurisdiction                      (Commission                           (IRS Employer

of incorporation)                                     File Number)                           Identification Number)

102 South Main Street, Greenville, South Carolina     29601

   (Address of principal executive offices)                                                  (Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The South Financial Group, Inc. (“TSFG”) held a special meeting of its shareholders (the “Special Meeting”) on September 28, 2010.  At the Special Meeting, TSFG’s shareholders approved the Agreement and Plan of Merger, dated as of May 16, 2010, among The Toronto Dominion Bank, Hunt Merger Sub, Inc. (“Merger Sub”) and TSFG (the “Merger Agreement”) (“Proposal 1”) and a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate (“Proposal 2” and, with Proposal 1, the “Proposals”). The Proposals are described in TSFG’s Proxy Statement filed with the Securities and Exchange Commission on August 27, 2010. The approval of Proposal 1 required the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting by the holders of the outstanding shares of TSFG common stock and Series M Preferred Stock, voting as a single class. The approval of Proposal 2 required the affirmative vote of a majority of the votes cast on such proposal at the Special Meeting by the holders of the outstanding shares of TSFG common stock and Series M Preferred Stock, voting as a single class.

Out of a total of 360,068,371 votes entitled to be cast at the special meeting, 237,235,372 votes were cast in favor of Proposal 1 and 234,695,673 votes were cast in favor of Proposal 2.  The voting results of the Special Meeting are as follows:

Proposal 1:

For	Against	Abstain
237,235,372	6,105,335	385,400

Proposal 2:

For	Against	Abstain
234,695,673	8,490,926	539,508

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

September 28, 2010                               By:        /s/ William P. Crawford, Jr.

            William P. Crawford, Jr.

            Executive Vice President and General Counsel